Exhibit 10.1

HEALTHSOUTH CORPORATION NONQUALIFIED 401(k) plan As Amended and Restated June 1, 2014

TABLE OF CONTENTS

Page

ARTICLE I PURPOSE AND NATURE OF PLAN	1

1.1	Purpose of Plan 1

1.2	Nature of Plan 1

ARTICLE II DEFINITIONS AND CONSTRUCTION	2

2.1	Definitions 2
2.2    Construction                                 7

2.3	409A Compliance 8

ARTICLE III PARTICIPATION AND VESTING	9

3.1	Eligibility and Participation 9

3.2	Continued Eligibility and Participation 9

3.3	Cessation of Participation 9

ARTICLE IV CONTRIBUTIONS AND ACCOUNTING	10

4.1	Deferral Elections 10

4.2	Company Contributions 10

4.3	Vesting 11

4.4	Plan Benefits 11

4.5	Accounting for Deferred Compensation. 11

ARTICLE V DISTRIBUTION OF BENEFITS	13

5.1	General Rule Regarding Payment of Account 13

5.2	Subsequent Deferrals 13

5.3	Distributions on Death 14

5.4	Distributions on Disability 14

5.5	Unforeseeable Emergency 14

5.6	Time and Form of Payment 15

ARTICLE VI PAYMENT LIMITATIONS	16

6.1	Payment Due an Incompetent 16

6.2	Nonalienation of Benefits 16

ARTICLE VII FUNDING	17

7.1	Funding 17

7.2	Creditor Status 17

ARTICLE VIII ADMINISTRATION	18

8.1	Appointment of Benefits Committee 18

8.2	Committee Powers and Duties 18

8.3	Appointment of Daily Administrator 19

8.4	Daily Administrator Powers and Duties 19

8.5	Claim Procedures 20

8.6	Benefits Committee Procedures 22

I

ARTICLE IX OTHER BENEFIT PLANS OF THE COMPANY	23

9.1	Other Plans 23

ARTICLE X MISCELLANEOUS	24

10.1	Amendment 24

10.2	Termination 24

10.3	Nonguarantee of Employment 25

10.4	Indemnification 25

10.5	Withholding 25

10.6	Expenses 25

APPENDIX A	SERVICE CREDITING A-1

APPENDIX B	DOMESTIC PARTNER GUIDELINES FOR THE HEALTHSOUTH CORPORATION GROUP LIFE, AD&D, DISABILITY AND MEDICAL PLAN AND THE HEALTHSOUTH CORPORATION RETIREMENT INVESTMENT PLAN B-1

II

HEALTHSOUTH CORPORATION NON-QUALIFIED 401(K) PLAN

PREAMBLE
HealthSouth Corporation (the "Company") adopted the HealthSouth Corporation Nonqualified 401(k) Plan (the "Plan") effective March 1, 2008, to benefit certain senior executives of the Company. The Plan is intended to operate both in connection with and independent from the Company's qualified section 401(k) plan and will be administered accordingly. However, although participation in the two plans may be coordinated, an election to participate or not participate in the qualified 401(k) plan will satisfy the requirements of section 409A of the Code and the regulations issued thereunder since such a decision will not result in the increase or decrease in elective deferrals to this Plan in excess of the limitations set forth by section 402(g) of the Code and will not create a corresponding increase or reduction in employer matching contributions in excess of such limitation or in excess of the amount of employer matching contributions the participant would have received under the qualified 401(k) plan determined without regard to the limits on such contributions under the Internal Revenue Code.
The Benefits Committee amended and restated the Plan, generally effective December 31, 2008, except as otherwise provided therein, to (i) make certain clarifying amendments to reflect current administrative practices with respect to the benefit election and distribution provisions of the Plan and any changes required to ensure compliance with section 409A of the Code and (ii) expand the Plan's eligibility provisions to include Chief Executive Officers and Chief Financial Officers of each of the Company's hospitals, provided that such officers earn more than the compensation limit set forth in section 414(q) of the Code, effective January 1, 2009. The provisions of this amended and restated Plan were effective December 31, 2008, except as specifically provided therein, in order to comply with applicable law or prior design decisions adopted by the Company.
The Benefits Committee subsequently amended and restated the Plan generally effective March 1, 2013, to (i) amend the Plan to add a definition of “Spouse” to conform to the recent Supreme Court decision on the constitutionality of the Defense of Marriage Act and (ii) make additional clarifying amendments to reflect current plan provisions set forth in the terms of the Plan’s election forms and administrative practices with respect to the benefit election and distribution provisions of the Plan.
By this instrument, the Benefits Committee desires to amend and restate the Plan, generally effective June 1, 2014 to expand the subsequent deferral election provisions to include Termination of Employment distributions.
The Company may adopt one or more domestic trusts to serve as a possible source of funds for the payment of benefits under this Plan.

______________________
End of Preamble

ARTICLE I
PURPOSE AND NATURE OF PLAN

1.1    Purpose of Plan

The objective and purpose of this Plan is to attract and retain competent officers and key executives by providing flexible compensation opportunities to officers and key executives of the Company and its affiliates to offer them an opportunity to build an estate or supplement income for use after retirement. In addition to this Plan, the Company sponsors certain broad-based employee benefit plans covering its employees.

1.2	Nature of Plan

Through this Plan, the Company intends to permit the deferral of compensation and to provide additional benefits to a select group of management or highly compensated employees. Accordingly, it is intended that this Plan will not constitute a "qualified plan" subject to the limitations of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor will it constitute a "funded plan", for purposes of such requirements. It is also intended that this Plan will be exempt from the participation and vesting requirements of Part 2 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the funding requirements of Part 3 of Title I of ERISA, and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

____________________
End of Article I

ARTICLE II
DEFINITIONS AND CONSTRUCTION

2.1    Definitions

When a word or phrase will appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be a term defined in this Section 2.1. The following words and phrases with the initial letter capitalized will have the meaning set forth in this Section 2.1, unless a different meaning is required by the context in which the word or phrase is used.

(a)	"Account" means one or more of the bookkeeping accounts maintained by the Company or its agent on behalf of a Participant, as described in more detail in Section 4.5.

(b)
"Affiliate" means a corporation that is (i) a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company, (ii) any trade or business (whether or not incorporated) which is in common control (as defined in section 414(c) of the Code) with the Company, or (iii) any entity that is a member of the same affiliated service group (as defined in section 414(m) of the Code) as the Company. In addition, the term Affiliate will also include any related entity (regardless of whether in the Company's controlled group of corporations, as defined above) that the Company has designated for participation in the Plan.

"Beneficiary" means the person designated by the Participant to receive a distribution of his benefits under the Plan upon the death of the Participant. In the event that a Participant fails to designate a Beneficiary, or if the Participant's Beneficiary does not survive the Participant, the Participant's Beneficiary will be his surviving Spouse, if any, or if the Participant does not have a surviving Spouse, his estate. The term "Beneficiary" also will mean a Participant's Spouse or former Spouse who is entitled to all or a portion of a Participant's benefit pursuant to Section 6.2. Solely for purposes of identifying a Participant’s beneficiary, the term "Spouse" as used in this definition will include a same or opposite sex domestic partner of the Participant, provided the domestic partner satisfies the requirements for domestic partner benefits under the Employer's Domestic Partner Guidelines set forth in Appendix B.   Appendix B may be revised from time-to-time by the Daily Administrator without the need for a formal amendment to the Plan.

(c)	"Benefits Committee" means the administrative committee responsible for the administration of the Plan in accordance with Article VIII.

(d)	"Board" means the Board of Directors of the Company.

(e)	"Claimant" means a Participant or Beneficiary who files a claim for benefits pursuant to Section 8.5.

(f)	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations or rulings issued thereunder.

(g)	"Company" means HealthSouth Corporation or any successor thereto.

(h)	"Compensation" means the total of all amounts paid by the Employer to or for the benefit of an Employee for services rendered or labor performed for the Employer while a Participant and while an Employee, which are required to be reported on the Employee's Federal Wage and Tax Statement, Form W-2 or its successor; provided, however, that Compensation will not include: (i) mileage reimbursements; (ii) severance pay; (iii) termination vacation payouts; (iv) termination paid time-off payouts; (v) relocation reimbursements; (vi) income from the exercise or award of any stock options or stock grants; (vii) imputed income from life insurance; (viii) car allowances; (ix) club dues; (x) housing allowances; (xi) any stock purchase plan match monies, (xii) dividends on Company stock paid in connection with the exercise or award of stock options or stock grants or (xiii) Scheduled In-Service Withdrawals. Further, Compensation excludes:

(i)	elective contributions made on the Employee's behalf by the Employer that are not includible in income under sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) of the Code;

(ii)	compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code; and

(iii)	employee contributions described in section 414(h) of the Code that are picked up by the employing unit and treated as employer contributions.

Compensation will include all of the Employee's Form W-2 earnings defined in the preceding sentences accrued and paid by the last day of the Plan Year.

(i)	"Compensation Committee" means the Compensation Committee of the Board of Directors of the Company.

(j)
"Compensation Deferral" means the deferral described in Section 4.1 made by a Participant who has elected to defer all or a portion of his Compensation under the Plan including a deferral of Compensation classified as a bonus that is subject to a separate and distinct deferral election.

(k)
"Daily Administrator" means the individuals, entity or department designated by the Compensation Committee or the Benefits Committee to handle the day to day administration of the Plan and to make initial claim determinations pursuant to Section 8.5. In the event the Compensation Committee or the Benefits Committee fails to appoint a Daily Administrator, the Benefits Committee will be the Daily Administrator.

(l)
"Disability" means that due to a physical or mental condition, the Participant has been determined to be totally and permanently disabled by the Social Security Administration and is eligible to receive Social Security disability benefits.

(m)	"Effective Date" means June 1, 2014, except as expressly provided otherwise herein.

(n)
"Election Process" means the written forms or on-line processes provided by the Daily Administrator, or delegate thereof, pursuant to which the Participant consents to participation in the Plan, elects to defer Compensation as a Compensation Deferral and specifies the time and form in which such Compensation Deferrals, Employer Matching Contributions attributable to such Compensation Deferrals and any Employer Discretionary Contributions will be paid as provided in Article V. Such Participant consent and elections may be done either in writing or on-line through an electronic signature as determine by the Daily Administrator.

(o)
"Eligible Employee" means each Employee who holds the position of an Executive Officer, Senior Vice President, Vice President or Director or is the Chief Executive Officer or Chief Financial Officer of one of the Company's hospitals; provided, however, that each such individual must earn more than the compensation limit set forth in section 414(q) of the Code (i.e., one hundred fifteen thousand dollars ($115,000) for 2013 (as adjusted under section 414(q)(1) of the Code)).

(p)
"Employee" means any person employed by the Employer in the capacity of a common law employee and not in the capacity of an Leased Employee or independent contractor, even if such Leased Employee or independent contractor is subsequently determined by the Employer, the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction to be a common law employee of the Employer. Each such Employee who is currently employed by the Employer or an Affiliate will be referred to herein as an "Active Employee" and each such Employee who is no longer employed by the Employer or an Affiliate but has an Account balance under the Plan will be referred to herein as an "Inactive Employee."

(q)
"Employer" means the Company and any other Affiliate which adopts the Plan. An Affiliate may evidence its adoption of the Plan either by a formal action of its governing body or by commencing deferrals and taking other administrative actions with respect to this Plan on behalf of its employees.

(r)	"Employer Discretionary Contribution" means discretionary profit sharing contributions made to the Plan on behalf of a Participant.

(s)	"Employer Matching Contribution" means the matching contributions made to the Plan on behalf of a Participant.

(t)	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations or rulings issued thereunder.

(u)
"Hour of Service" means each hour for which an Employee is directly or indirectly paid, or is entitled to payment, by the Employer (including any predecessor business of an Employer conducted as a corporation, partnership or proprietorship) or Affiliate for the performance of duties or reasons other than the performance of duties, including but not limited to vacation, holidays, sickness, disability, paid layoff, jury duty, military duty, leave of absence and similar paid periods of nonworking time. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. For all purposes of the Plan, Hours of Service will be credited for any individual considered to be a Leased Employee and for any individual considered an Employee under section 414(o) of the Code and the final regulations thereunder.

(i)
Acquired Entities. Service or employment completed by an Employee of an acquired facility or an acquired employee group before such facility became an Affiliate or before the employees of such employee group become Employees will not be credited except to the extent provided in the acquisition agreement, a resolution by the Board of Directors or other governing body of the Employer. Any such prior vesting service credit will be described in Appendix A attached hereto. Appendix A may be revised from time-to-time by the Daily Administrator without the need for a formal amendment to the Plan.

(ii)
Licensed Professionals. Service or employment completed by licensed professionals on behalf of professional corporations for which the Company provides payroll services who become Employees will be taken into account for purposes of determining Hours of Service under this Plan.

(v)
"Investment Options" means the investment options used under the Plan to measure the investment returns attributable to each Participant's Account. As of the Effective Date, any investment fund offered through the Charles Schwab Trust Company may be selected as an Investment Option under the Plan. The Benefits Committee may revise the Investment Options provided under the Plan from time to time without the need for a formal Plan amendment, in which case the new Investment Options will be communicated to Participants.

(w)	"Key Employee" means a key employee within the meaning of section 416(i) of the Code. Specifically, an individual who is:

(i)
an officer of the Company or an Affiliate having compensation of greater than one hundred thirty thousand dollars ($130,000) (as adjusted under section 416(i)(1) of the Code) (i.e., one hundred sixty-five thousand dollars ($165,000) for 2013 and one hundred seventy thousand dollars ($170,000));

(ii)	a five percent (5%) owner of the Company or an Affiliate as defined in section 416 of the Code; or

(iii)	a one percent (1%) owner of the Company or an Affiliate as defined in section 416 of the Code having compensation of more than one hundred fifty thousand dollars ($150,000).

For purposes of the preceding paragraphs, the Company has elected to determine the compensation of an officer or one percent owner in accordance with section 1.415(c)-2(d)(4) of the Treasury Regulations (i.e., W-2 wages plus amounts that would be includible in wages except for an election under section 125(a) of the Code (regarding cafeteria plan elections), section 132(f) of the Code (regarding qualified transportation fringe benefits), or section 402(e)(3) of the Code (regarding section 401(k) plan deferrals)) without regard to the special timing rules and special rules set forth, respectively, in sections 1.415(c)-2(e) and 2(g) of the Treasury Regulations.
The determination of Key Employees will be based upon a twelve (12) month period ending on December 31 of each year (i.e., the identification date). Employees who are Key Employees during such twelve (12) month period will be treated as Key Employees for the twelve (12) month period beginning on the first day of the fourth month following the end of the twelve (12) month period (i.e., since the identification date is December 31, then the twelve (12) month period to which it applies begins on the next following April 1).
The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and other guidance of general applicability issued thereunder. For purposes of determining whether an employee or former employee is an officer, a five percent owner or a one percent owner, the Company and each Affiliate will be treated as a separate employer (i.e., the controlled group rules of sections 414(b), (c), (m) and (o) of the Code will not apply). Conversely, for purposes of determining whether the one hundred thirty thousand dollar ($130,000) adjusted limit on compensation is met under the officer test described in Section 2.1(x)(i), compensation from the Company and all Affiliates will be taken into account (i.e., the controlled group rules of sections 414(b), (c), (m) and (o) of the Code will apply). Further, in determining who is an officer under the officer test described in Section 2.1(x)(1), no more than fifty (50) employees of the Company or its Affiliates (i.e., the controlled group rules of sections 414(b), (c), (m) and (o) of the Code will apply) will be treated as officers. If the number of officers exceeds fifty (50), the determination of which employees or former employees are officers will be determined based on who had the largest annual compensation from the Company and Affiliates for the Plan Year.

(x)
“Leased Employee” means each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to an agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are performed under primary direction or control by the Employer or an Affiliate. In the case of any person who is a Leased Employee before or after a Period of Service as an Employee, the entire period during which he has performed services as a Leased Employee will be counted as Service as an Employee for all purposes of the Plan, except that he will not, by reason of that status, become a Member of the Plan.

(y)	"Normal Retirement Age" means the date the Participant reaches age sixty-five (65).

(z)
"Participant" means each Eligible Employee who has elected to participate in the Plan by timely completing the Election Process and whose participation in this Plan has not terminated. Each such Participant who is currently employed by the Employer will be referred to herein as an "Active Participant" and each such Employee who is no longer employed by the Employer or is employed by an Affiliate who has not adopted the Plan but has an Account balance under the Plan will be referred to herein as an "Inactive Participant."

(aa)	"Plan" means the HealthSouth Corporation Nonqualified 401(k) Plan, as described in this document, and as it may hereafter be amended.

(bb)
"Plan Year" means the fiscal year of this Plan, which will commence on January 1 each year and end on December 31 of such year, except that the initial Plan Year will commence on March 1 and end on December 31.

(cc)
"Rabbi Trust" means the grantor trust established by the Company to assist with the payment of benefits under the Plan. The Rabbi Trust will be unfunded within the meaning of ERISA and its assets will be subject to the claims of the Employer's and Affiliate's general creditors. Such Rabbi Trust and its assets will conform to the terms of the model trust, as described in Revenue Procedure 92- 64.

(dd)
"Scheduled In-Service Withdrawal" means a distribution elected by the Participant pursuant to Section 5.1 for an in-service withdrawal of amounts of Compensation Deferrals, Employer Matching Contributions attributable to such Compensation

Deferrals and any Employer Discretionary Contributions made in a given Plan Year, and earnings or losses attributable thereto, as set forth in the Election Process for such Plan Year.

(ee)	"Scheduled In-Service Withdrawal Date" means the distribution date elected by the Participant for a Scheduled In-Service Withdrawal.

(ff)
“Spouse” means the legal spouse (as defined by applicable state law) of an Eligible Employee (including, effective September 16, 2013, a same sex spouse recognized as such under state law where the marriage was performed), except that such term will not include a common law spouse unless all documentation of the common law marriage required by the Plan Administrator has been received by the Plan Administrator.

(gg)
"Termination of Employment" means the date that such Employee ceases performing services for the Employer and its Affiliates in the capacity of an Employee. For this purpose an Employee who is on a leave of absence that exceeds six (6) months and who does not have statutory or contractual reemployment rights with respect to such leave, will be deemed to have incurred a Termination of Employment on the first day of the seventh (7th) month of such leave, An Employee who transfers employment from an Employer to an Affiliate, regardless of whether such Affiliate has adopted the Plan as a participating employer, will not incur a Termination of Employment.

(hh)	"Trustee" means the individual or entity appointed to serve as trustee of any trust established as a possible source of funds for the payment of benefits under the Plan as provided in Section 7.1.

(ii)
"Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, his Spouse, his beneficiary, or his dependent (as defined under section 152(a) of the Code), (ii) a loss of the Participant's property due to casualty, or (iii) any other similar extraordinary and unforeseeable loss arising from events beyond the control of the Participant, as determined by the Daily Administrator in its sole and absolute discretion in accordance with the requirements of section 409A of the Code.

A distribution on account of Unforeseeable Emergency may only be made to the extent that the Participant's need cannot be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent that liquidation of such assets would not cause a severe financial hardship or by cessation of Compensation Deferrals under the Plan. The amount of the distribution cannot exceed the amount necessary to meet the need (plus any taxes resulting from the distribution).

(jj)	"Year of Vesting Service" means a Plan year in which an Employee is credited with no less than one thousand (1,000) Hours of Service.

2.2    Construction

If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan will continue in full force and effect. All of the provisions of this Plan will be construed and enforced in accordance with the laws of the State of Alabama and will be administered according to the laws of such state, except as otherwise required by ERISA, the Code or other applicable federal law. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of the Plan. The masculine gender, where appearing in this Plan, will include the feminine gender, the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.
2.3    409A Compliance

The provisions of the Plan will be construed and administered in a manner that enables the Plan to comply with the provisions of section 409A of the Code.

______________________
End of Article II

ARTICLE III
PARTICIPATION AND VESTING

3.1    Eligibility and Participation

An Employee who is a Participant as of March 1, 2013, will continue as an Active Participant as of such date if such Eligible Employee has timely completed the required Election Process pursuant to Section 4.1. An Employee who becomes an Eligible Employee during a Plan Year, or an Employee hired during a Plan Year who is an Eligible Employee as of his hire date, will become a Participant as of the January 1st of the Plan Year following his initial eligibility to participate in the Plan if such Eligible Employee has timely completed the required Election Process prior to the beginning of such Plan Year. Prior to the beginning of each subsequent Plan Year, each Eligible Employee may elect to defer portions of his Compensation by completing the required Election Process prior to the beginning of the Plan Year.
3.2    Continued Eligibility and Participation

Any Eligible Employee who does not elect to make Compensation Deferrals when he is first eligible, may elect to do so in a subsequent Plan Year by completing the required Election Process prior to the beginning of the Plan Year. Such Eligible Employee will become a Participant as of January 1st of the Plan Year for which he first elects to make Compensation Deferrals. Eligibility to become a Participant for any Plan Year will not entitle an Eligible Person to continue as an Active Participant for any subsequent Plan Year.
3.3    Cessation of Participation

A Participant will cease to be a Participant as of the earlier of:

(a)	the date on which the Plan terminates, or

(b)
the date on which he receives a distribution of all amounts credited to his Account. A Participant under this Plan who incurs a Termination of Employment or who continues employment with the Employer but ceases to be eligible to participate in the Plan, will continue as an Inactive Participant under this Plan until the Participant has received a distribution of all amounts credited to his Plan Account; provided, however, that if a Participant ceases active participation in the Plan because he ceases to be an Eligible Employee, his Compensation Deferrals will continue for the remainder of the Plan Year in which such loss of eligibility occurs, but such Participant will not be eligible to make future Compensation Deferrals until he again qualifies as an Eligible Employee.

______________________
End of Article III

ARTICLE IV
CONTRIBUTIONS AND ACCOUNTING

4.1    Deferral Elections

An Eligible Employee may become a Participant by electing to defer Compensation pursuant to the required Election Process. Such Election Process will be completed prior to the first day of the Plan Year for which the election is effective. A Participant's deferral election will only be effective with respect to a single Plan Year and will be irrevocable for the duration of such Plan Year, except as provided in Article V regarding Unforeseeable Emergency distributions. Deferral elections for each subsequent Plan Year of participation will be made pursuant to a new election for such Plan Year.
An Eligible Employee who is an Active Employee may elect to have a sum equal to at least one percent (1%) but not more than one hundred percent (100%) of his Compensation which otherwise would have been paid to him by the Employer deferred under the Plan as a Compensation Deferral. The Daily Administrator may allow such Employee to make a separate and distinct deferral election with regard to any amounts of Compensation classified by the Employer as a bonus if such election is completed prior to the first day of the Plan Year during which the services are performed that give rise to the bonus, regardless of when the bonus would otherwise be paid but for such deferral election. An Eligible Employee's deferral election (including his separate and distinct deferral election with respect to his bonus, if any) must specify, in the format adopted by the Company as part of its Election Process, the time and manner in which his Compensation Deferral for each Plan Year will be paid, in accordance with the benefit distribution options set forth in Article V. An Eligible Employee may make a separate and distinct distribution election with respect to each Plan Year in which he elects to make a Compensation Deferral to the Plan. The Eligible Employee may not modify his election as to the manner in which a Compensation Deferral will be paid.
Compensation Deferrals will be made pursuant to administrative procedures established by the Plan Administrator. Such procedures will provide that Compensation Deferrals will be subject to a "withholding hierarchy" for purposes of determining the amount of such contributions that may be contributed on behalf of a Participant. The Plan Administrator (or its delegates) will determine the order of withholdings taken from a Participant's Compensation (e.g., for federal, state and local taxes, social security, wage garnishments, welfare plan contributions, 401(k) deferrals, and similar withholdings) and Compensation Deferrals will be subject to such withholding hierarchy. As a result, Compensation Deferrals may be effectively limited to Compensation available after the application of such withholding hierarchy (i.e., the Participant may not be able to defer one hundred percent (100% of his Compensation).
4.2    Company Contributions

(a)
Employer Matching Contribution. Each Plan Year, the Employer will make an Employer Matching Contribution to the Plan for each Participant who makes Compensation Deferrals pursuant to Section 4.1 above. Such Employer Matching Contribution will equal fifty percent (50%) of the first six percent (6%) of the Participant's Compensation contributed to the Plan as a Compensation Deferral offset by any Employer Matching Contributions made to the HealthSouth Corporation Retirement Investment Plan (the "Retirement Plan") on behalf of such Participant (i.e., the total of Employer Matching Contributions that a Participant may receive between this Plan and the Retirement Plan will equal fifty percent (50%) of the first six percent (6%) of the Participant's Compensation contributed to both this

Plan as Compensation Deferrals and the Retirement Plan as Salary Deferral Contributions (as defined in the Retirement Plan).

(b)
Employer Discretionary Contribution. The Employer may elect to make an Employer Discretionary Contribution to the Plan at such time and in such amount as may be determined by the Compensation Committee.

4.3    Vesting

(a)	Participant Deferrals. A Participant will be one hundred percent (100%) vested in the Compensation Deferrals credited to his Account, including the earnings and losses thereon.

(b)	Employer Matching Contributions. A Participant will become vested in Employer Matching Contributions made on his behalf to the Plan in accordance with the following schedule:

Years of Vesting Service	Percentage Vested
2 or fewer years	0%
3 or more years	100%

Notwithstanding the foregoing, a Participant will become fully vested in his Employer Matching Contributions when he reaches his Normal Retirement Age, dies or incurs a Disability (in each such case while an Employee), without regard to his Years of Vesting Service. Any portion of a Participant's Account that has not become vested, as herein provided, will be forfeited.

(c)
Employer Discretionary Contributions. Each Employer Discretionary Contribution may be subject to a vesting schedule, as determined by the Compensation Committee, in its sole discretion, at the time such Employer Discretionary Compensation is elected to be made to the Plan.

Notwithstanding the foregoing, as provided in Section 7.2, each Participant will be only a general creditor of the Company and/or Employer with respect to the payment of any benefit under this Plan.
4.4    Plan Benefits

The benefits to which a Participant and, if applicable, his Beneficiary are entitled under the Plan will consist of the Compensation Deferrals, Employer Matching Contributions and any Employer Discretionary Contributions credited to such Participant's Account, plus earnings thereon and less losses allocable thereto, if any, attributable to the investment of such amounts pursuant to Section 4.5(c) hereof. Distribution of benefits attributable to a Participant's Account(s) will be made pursuant to the provisions of Article V.
4.5    Accounting for Deferred Compensation.

(a)
Establishment of Accounts. The Daily Administrator will establish and maintain an individual Account under the name of each Participant under the Plan. Further, in the sole discretion of the Daily Administrator, additional Accounts may be established for each Participant to facilitate record keeping convenience and accuracy. Each such Account will be credited and adjusted as provided in this Plan.

Such Account will be maintained until all amounts credited to such Account have been distributed in accordance with the terms and provisions of this Plan. The establishment and maintenance of a separate Account or Accounts for each Participant will not be construed as giving any person any interest in assets of the Company or an Affiliate, or a right to payment other than as provided hereunder. Amounts credited to such Accounts will be held with the general assets of the Employer.

(b)
Crediting Accounts. All amounts deferred under the Plan as Compensation Deferrals will be credited to the Participant's Account at the end of the pay period during which such Compensation would have otherwise been paid to the Participant. The amount of Employer Matching Contributions to be contributed to the Plan on the Participant's behalf will be computed on the last day of each month and will be contributed as soon as administratively practicable after such computation. Any Employer Discretionary Contributions made to the Plan will be credited to the Participant's Account at the time such contributions are made.

(c)
Adjustment of Accounts. Each Account will be adjusted on each business day that the New York Stock Exchange is open to reflect the Compensation Deferrals, Employer Matching Contributions and any Employer Discretionary Contributions made to the Plan, any earnings credited on such Compensation Deferrals, Employer Matching Contributions and Employer Discretionary Contributions pursuant to this Section 4.5(c), and any payment of such Compensation Deferrals, Employer Matching Contributions and Employer Discretionary Contributions under the Plan.

(i)
Participant Investment Recommendations. For purposes of measuring the investment returns of the Participant's Account(s), the Participant may select the Investment Options in which all or part of his Account(s) will be deemed to be invested. The Participant will make his initial investment designation in the Enrollment Process and such an investment designation will remain effective until it is subsequently changed by the Participant pursuant to this Section 4.5(c). The Participant may change his investment designation each Plan Year at the time and manner specified by the Daily Administrator. The Participant may change the investment allocation of his existing Account(s) at the time and manner specified by the Daily Administrator. During the Plan Year, a Participant may elect to make transfers of his Account(s) among the Investment Options by written, telephonic or electronic means at the time and manner specified by the Daily Administrator.

(ii)
Benefits Committee Investment Designation. Notwithstanding the foregoing, the Benefits Committee in its sole and absolute discretion may direct the Daily Administrator to disregard the Participant's investment designation and determine that all interests in the Account(s) will be deemed to be invested in one particular or a mixture of the Investment Options. Likewise, if a Participant fails to make any investment recommendations, the Daily Administrator will invest the Participant's Account(s) in any default investment fund established under the Plan by the Benefits Committee or in such other manner as the Benefits Committee deems appropriate in its sole and absolute discretion.

____________________
End of Article IV

ARTICLE V
DISTRIBUTION OF BENEFITS

5.1    General Rule Regarding Payment of Account

Subject to Section 5.6, Compensation Deferrals made in accordance with Section 4.1 and Employer Matching Contributions and Employer Discretionary Contributions made in accordance with Section 4.2 will be distributed to a Participant (i) upon the Participant's Termination of Employment or (ii) in a future year in which the Participant is still employed by the Employer and that is at least three (3) calendar years after the end of the Plan Year in which the Compensation would have otherwise been paid, but within forty (40) calendar years of the first day of the Plan Year in which such Compensation would have otherwise been paid (i.e., as a Scheduled In-Service Withdrawal), subject in each case to the provisions of Section 5.2. Amounts paid by reason of a Termination of Employment will be subject to the six (6) month delay applicable to Key Employees under Section 5.6.
Prior to the Plan Year commencing in 2014, in the event that the Participant elects a Scheduled In-Service Withdrawal and incurs a Termination of Employment before his Scheduled In-Service Withdrawal date, his Scheduled In-Service Withdrawal election will be canceled and of no effect and such amounts will be paid according to the Participant’s distribution election with respect to his Employer Matching Contributions and Employer Discretionary Contributions, if any, for the Plan Year in which his related Compensation Deferrals were made (i.e., in accordance with the Participant's Termination of Employment distribution election with respect to such Employer Matching Contributions or Employer Discretionary Contributions), subject to the six (6) month delay applicable to Key Employees under Section 5.6 and the subsequent deferral election rules of Section 5.2. If a Participant does not have a Termination of Employment distribution election on file with respect to the Plan Year in which Employer Matching Contributions and any Employer Discretionary Contributions were made, such amounts will be paid in a single lump sum distribution upon his Termination of Employment (subject to the six (6) month delay applicable to Key Employees under Section 5.6).
Commencing for the 2014 Plan Year and thereafter, in the event that the Participant elects a Scheduled In-Service Withdrawal and incurs a Termination of Employment before his Scheduled In-Service Withdrawal date, his Scheduled In-Service Withdrawal election will be cancelled and of no effect and such amounts will be paid in a single lump sum distribution upon his Termination of Employment (subject to the six (6) month delay applicable to Key Employees under Section 5.6) and the subsequent deferral election rules of Section 5.2.
5.2    Subsequent Deferrals

An Active Participant who elects a Scheduled In-Service Withdrawal or Termination of Employment distribution pursuant to Section 5.1 may subsequently elect to delay such distribution, provided that:

(a)	such distribution is deferred for a period of at least five (5) years from the date such amounts would otherwise be paid,

(b)
in the case of a Scheduled In-Service Withdrawal, such distribution election does not defer such distribution more than forty (40) calendar years from the first day of the Plan Year in which such Compensation would have otherwise been paid,

(c)	in the case of a Termination of Employment Distribution, such election may also modify the form of payment (e.g., a lump sum to installments or visa versa); provided,

that the lump sum payment or first installment, as applicable, satisfies the five (5) year deferral requirement of Section 5.2(a); and

(d)
the Active Participant makes such subsequent deferral election at least twelve (12) months before the date such amounts would otherwise be paid (i.e., in the case of the first subsequent deferral election for a Scheduled In-Service Withdrawal before the date certain and in the case of the first subsequent deferral election for a Termination of Employment distribution before the date of his Termination of Employment).

An Active Participant may elect to postpone his distribution date up to two (2) times pursuant to this Section 5.2. An Active Participant may not modify the form of his Scheduled In-Service Withdrawal pursuant to an election made under this Section 5.2.
If an Active Participant makes a subsequent deferral election within twelve (12) months from the date such amounts would otherwise be paid (i.e., within twelve (12) months of the date certain on which such distribution would otherwise be made or within twelve (12) months of his Termination of Employment), such subsequent deferral election will be of no effect and the Participant's Compensation Deferrals subject to such election will be paid according to the Participant's initial deferral election.
5.3    Distributions on Death
In the event of a Participant's death prior to the distribution of all amounts credited to his Account, the Participant's Account balance will be paid in a single lump sum to his Beneficiary within ninety (90) days following the date of the Participant's death. If the Participant had been receiving annual installments from amounts credited to his Account under the Plan, the remainder of such annual installments will continue to be paid to the Participant's Beneficiary. This six (6) month restriction applicable to Key Employees under Section 5.6 will not apply, or will cease to apply, with respect to a distribution to a Participant's Beneficiary by reason of the death of the Participant.
5.4    Distributions on Disability

In the event of the Participant's Disability prior to the receipt of his entire Account, he will receive amounts credited to such Account in accordance with the terms of Section 5.1 (i.e., at Termination of Employment or as a Scheduled In-Service Withdrawal). Alternatively, if the Participant elects, he may apply to the Daily Administrator for an Unforeseeable Emergency distribution pursuant to Section 5.5 of the Plan.
5.5    Unforeseeable Emergency

A Participant who is an Active Employee or who has incurred a Disability may submit a written application to the Daily Administrator for an earlier distribution of amounts credited to his Account on account of an Unforeseeable Emergency. The existence of an Unforeseeable Emergency will be determined by the Daily Administrator in its sole and absolute discretion. In the event that the Daily Administrator determines an Unforeseeable Emergency exists, it may permit the Participant to receive a distribution of all or a portion of his Account as necessary to satisfy such Unforeseeable Emergency as provided under the final regulations issued under section 409A. Specifically, the amount distributable on account of an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution). The determination of an Unforeseeable Emergency must take into account any additional compensation that is available by reason of the cessation of the Participant's Compensation Deferrals to the Plan pursuant to this Section 5.5. However, such determination is not required to take into account additional compensation that could be paid to the Participant, but which has not actually been paid, under any other nonqualified deferred compensation plan in which the Participant is a member or pursuant to the provisions of Article V of this Plan. An Unforeseeable Emergency distribution to an Active Employee will result in the suspension of his Compensation Deferrals to the Plan for the remainder of the Plan Year in which the Unforeseeable Emergency distribution occurs.
5.6    Time and Form of Payment

Prior to the Plan Year commencing in 2014, any Scheduled In-Service Withdrawal distribution will be paid in the form of a single lump sum in March of the year specified by the Participant in accordance with Section 5.1. Effective for the 2014 Plan Year and thereafter, such Scheduled In-Service Withdrawal distribution will be paid in the form of a single lump sum in January of the year specified by the Participant in accordance with Section 5.1
Upon Termination of Employment, the Participant's entire Account balance will be distributed in the form of either (i) a single lump sum or (ii) in a series of between two (2) and fifteen (15) equal annual installments with the final payment being a distribution of one hundred percent (100%) of the Account balance, as elected by the Participant in accordance with Section 4.1 and Section 5.1, subject to the subsequent deferral election rules of Section 5.2..
To the extent that a Participant has elected to receive installment distributions upon his Termination of Employment, such installment distributions will only be paid if the value of the Participant's Accounts upon Termination of Employment exceeds Ten Thousand Dollars ($10,000). If such Accounts equal Ten Thousand Dollars ($10,000) or less, such Accounts will be paid in the form of a lump sum payment. Further, in the event that the Participant elects a Scheduled In-Service Withdrawal and incurs a Termination of Employment prior to the Scheduled In-Service Withdrawal Date, the Participant's Scheduled In-Service Withdrawal election will be cancelled and payable in accordance with Section 5.1 of the Plan, subject to the subsequent deferral election rules of section 5.2.
A lump sum payment of amounts credited to a Participant's Account will be made as soon as administratively possible following the date the Participant is entitled to a distribution under this Article V but in no event more than sixty (60) days following the date entitling the Participant to such distribution. The first annual installment payment of amounts credited to a Participant's Account will be made as soon as administratively possible following the date the Participant is entitled to a distribution under this Article V but in no event more than (60) days following the date entitling the Participant to such distribution. Subsequent installment payments of the Participant's Account will be made in March or, effective January 1, 2014, January of each year thereafter.
As provided in Section 4.1, if the Participant does not specify the time and form of payment with respect to his Account under the Plan, such Account balance will be distributed to the Participant upon his Termination of Employment in a single lump sum.
Notwithstanding the foregoing, distributions under this Plan that are payable to a Key Employee on account of a Termination of Employment will be delayed for a period of six (6) months and one (1) day following such Participant's Termination of Employment. This six (6) month restriction will not apply, or will cease to apply, with respect to a distribution to a Participant's Beneficiary by reason of the death of the Participant.

_______________________
End of Article V

ARTICLE VI
PAYMENT LIMITATIONS

6.1    Payment Due an Incompetent

If a person entitled to any payment under this Plan is, in the sole judgment of the Daily Administrator, under a legal disability, or is otherwise unable to apply such payment to his own interest and advantage, the Daily Administrator, in the exercise of its discretion, may direct the Employer or payor of the benefit to make any such payment in any one (1) or more of the following ways:
(a)    Directly to such person;

(b)    To his legal guardian or conservator; or

(c)	To his Spouse or to any person charged with the duty of his support, to be expended for his benefit and/or that of his dependents.

The decision of the Daily Administrator will in each case be final and binding upon all persons in interest.
6.2    Nonalienation of Benefits

To the extent permitted by law, benefits payable under this Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary except that the Plan will recognize the division of benefits between the Participant and his Spouse in connection with a divorce. However, no benefit awarded to the Spouse pursuant to such divorce will be payable to such Spouse until the time the Participant is entitled to receive a distribution of benefits from the Plan. The benefit payable to the Spouse will be paid in the form of a lump sum cash payment as soon as practicable following the event entitling the Participant to a distribution but in no event more than ninety (90) days after such distribution event.
Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder will be void. No part of the assets of the Employer will be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant (or beneficiary), or any person claiming under or through the foregoing, to attach his interest under the Plan.
____________________
End of Article VI

ARTICLE VII
FUNDING

7.1    Funding

Benefits under the Plan will constitute general unfunded obligations of the Employer in accordance with the terms of the Plan. No amounts in respect of such benefits will be set aside or held in trust, and no recipient of any benefit under this Plan will have any right to have the benefit paid out of any particular assets of the Employer; provided, however, that the Company may establish a Rabbi Trust to assist with the payment of benefits under the Plan. The assets of any such Rabbi Trust will be subject to the claims of the Employer's and the Affiliate's general creditors. Such Rabbi Trust and its assets will conform to the terms of the model trust, as described in Revenue Procedure 92-64.
7.2    Creditor Status

Participants have the status of general unsecured creditors of the Employer and this Plan constitutes the Employer's promise to make benefit payments as described herein. It is the intention of the parties to this Plan and any companion Rabbi Trust that benefits under this Plan be unfunded for tax purposes and for purposes of Title I of ERISA.
_____________________
End of Article VII

ARTICLE VIII
ADMINISTRATION

8.1    Appointment of Benefits Committee

Responsibility for administration of this Plan will be with the Benefits Committee who will be the named Plan Administrator. The Benefits Committee will be appointed by the Compensation Committee. If the Compensation Committee fails to appoint a Benefits Committee, it will serve as the Benefits Committee. The members of the Benefits Committee will not receive compensation with respect to their services for the Benefits Committee. The members of the Benefits Committee will serve without bond or security for the performance of their duties under the Plan unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Compensation Committee.
8.2    Committee Powers and Duties

The Benefits Committee will have sole and absolute discretion regarding the exercise of its powers and duties under this Plan. Such powers and duties will include, but not be limited to, the following powers and duties as may be necessary to discharge its responsibilities under the Plan:

(a)	to appoint a Daily Administrator to handle the day-to-day administration of the Plan pursuant to Section 8.3, and, if applicable, to appoint the Trustee of the Rabbi Trust;

(b)
to construe and interpret the Plan, decide all questions of eligibility, determine the amount, manner and time of payment of any benefits under the Plan and make final determinations regarding all benefit claims;

(c)    to prescribe rules for the operation of the Plan;

(d)	to receive from the Employer and from Employees such information as will be necessary for the proper administration of the Plan;

(e)    to make any necessary filings with the appropriate government agency;

(f)	to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee's or Beneficiary's total Account balances;

(g)	to maintain all records necessary for the administration of the Plan;

(h)	to select the Investment Options under the Plan;

(i)
to report to the Trustee of the Rabbi Trust all available information regarding the amount of benefits payable to each Employee, the computations with respect to the allocation of assets, and any other information which the Trustee may require;

(j)	to delegate to one or more of the members of the Benefits Committee the right to act in its behalf in all matters connected with the administration of the Plan and Rabbi Trust;

(k)	to delegate to any individual such of the powers and duties as the Benefits Committee deems appropriate; and

(l)	to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel.

Except as provided in Section 10.1, the Benefits Committee will have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. All rules and decisions of the Benefits Committee will be uniformly and consistently applied to all Employees in similar circumstances.
A majority of the members of the Benefits Committee will constitute a quorum for the transaction of business. No action will be taken except upon a majority vote of the Benefits Committee members. An individual will not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved.
8.3    Appointment of Daily Administrator
The Compensation Committee or the Benefits Committee will appoint the Daily Administrator who will have the responsibility and duty to administer the Plan on a daily basis in a nondiscretionary manner. The Compensation Committee or the Benefits Committee may remove the Daily Administrator with or without cause at any time. The Daily Administrator may resign upon written notice to the Benefits Committee.
8.4    Daily Administrator Powers and Duties

The Daily Administrator will have the following duties:
(a)    to direct the administration of the Plan in accordance with its terms;

(b)	to adopt rules of procedure and regulations necessary for the administration of the Plan, provided such rules are not inconsistent with the terms of the Plan;

(c)
to determine all questions with regard to rights of Employees, Participants, and Beneficiaries under the Plan including, but not limited to, questions involving eligibility of an Employee to participate in the Plan and the value of the Participant's vested Account;

(d)	to enforce the terms of the Plan and any rules and regulations adopted by the Benefits Committee;

(e)	to review and render decisions respecting an initial claim for a benefit under the Plan;

(f)	to furnish the Employer with information which the Employer may require for tax or other purposes;

(g)	to engage the service of counsel (who may, if appropriate, be counsel for the Employer), actuaries, and agents whom it may deem advisable to assist it with the performance of its duties;

(h)	to prescribe procedures to be followed by distributees in obtaining benefits;

(i)	to receive from the Employer and from Employees such information as is necessary for the proper administration of the Plan;

(j)	to receive and review reports from the Trustee of the financial condition and receipts of disbursements from the Rabbi Trust;

(k)	to establish and maintain, or cause to be maintained, the individual Account(s) described in Section 2.1(a);

(l)	to create and maintain such records and forms as are required for the efficient administration of the Plan;

(m)	to make all determinations and computations concerning the benefits, credits and debits to which any Participant, or other Beneficiary, is entitled under the Plan;

(n)	to give the Trustee specific directions in writing with respect to:

(i)	the making of distribution payments, giving the names of the payees, the amounts to be paid and the time or times when payments will be made; and

(ii)	the making of any other payments which the Trustee is not by the terms of the Trustee Agreement authorized to make without a direction in writing by the Daily Administrator;

(o)	to prepare, or cause to be prepared, an annual report for the Employer, as of the last day of each Plan Year, in such form as may be required by the Employer;

(p)	to determine and maintain records of the age and amount of Compensation, Hours of Service, and Service of each Employee;

(q)	to comply (or transfer responsibility for compliance to the Trustee) with all applicable Federal income tax withholding requirements for benefit distributions; and

(r)	to construe the Plan, in its sole and absolute discretion, and make equitable adjustments for any mistakes and errors made in the administration of the Plan.

The foregoing list of express duties is not intended to be either complete or conclusive, and the Daily Administrator will, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.
8.5    Claim Procedures

(a)
Initial Claim. In the event that an Employee, Eligible Employee, Participant or his Beneficiary claims to be eligible for benefits, or claims any rights under this Plan, such Claimant must complete and submit such claim forms and supporting documentation as will be required by the Daily Administrator, in its sole and absolute discretion. Likewise, any Participant or Beneficiary who feels unfairly treated as a result of the administration of the Plan must file a written claim, setting forth the basis of the claim, with the Daily Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the Claimant may examine this Plan, and any other pertinent documents generally available to Participants that are specifically related to the claim.

A written or electronic notice of the disposition of any such claim will be furnished to the Claimant within ninety (90) days after the claim is filed with the Daily Administrator. Such notice will refer, if appropriate, to pertinent provisions of this Plan, will set forth in writing the reasons for denial of the claim if a claim is denied (including references to any pertinent provisions of this Plan) and, where appropriate, will describe any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary. If the claim is denied, in whole or in part, the Claimant will also be notified of the Plan's claim review procedure, including the Claimant's right to file an action under section 502(a) of ERISA, and the time limits applicable to such procedures following an adverse decision regarding his claim on review as provided below. All benefits provided in this Plan as a result of the disposition of a claim will be paid as soon as practicable following receipt of proof of entitlement, if requested.

(b)
Request for Review. Within ninety (90) days after receiving the notice of the Daily Administrator's disposition of the claim, the Claimant may file with the Benefits Committee a written request for review of his claim. In connection with the request for review, the Claimant will be entitled to be represented by counsel and will be given, upon request and free of charge, reasonable access to all pertinent documents for the preparation of his claim. If the Claimant does not file a written request for review within ninety (90) days after receiving notice of the Daily Administrator's disposition of the claim, the Claimant will be deemed to have accepted the Daily Administrator's written or electronic disposition, unless the Claimant was physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period.

(c)
Decision on Review. After receipt by the Benefits Committee of a written application for review of his claim, the Benefits Committee will review the claim taking into account all comments, documents, records and other information submitted by the Claimant regarding the claim without regard to whether such information was considered in the initial benefit determination. The Benefits Committee will notify the Claimant of its decision by delivery or by certified or registered mail to his last known address. A decision on review of the claim will be made by the Benefits Committee within sixty (60) days following receipt of the written application for review. If special circumstances require an extension of the sixty (60) day period, the Benefits Committee will so notify the Claimant and a decision will be rendered within one hundred-twenty (120) days of receipt of the request for review. In any event, if a claim is not determined by the Benefits Committee within one hundred-twenty (120) days of receipt of written submission for review, it will be deemed to be denied.

The decision of the Benefits Committee will be provided to the Claimant as soon as possible but no later than five (5) days after the benefit determination is made. The decision will be in writing or electronic and will include the specific reasons for the decision presented in a manner calculated to be understood by the Claimant and will contain references to all relevant Plan provisions on which the decision was based. Such decision will also advise the Claimant that he may receive upon request, and free of charge, reasonable access to and copies of all documents, records and other information relevant to his claim and that he may file an action under section 502(a) of ERISA in the case of an adverse decision regarding his claim on review. The decision of the Benefits Committee will be final and conclusive.

8.6    Benefits Committee Procedures

The Benefits Committee may adopt such bylaws as it deems desirable. The Benefits Committee will elect one of its members as chairman and will elect a secretary who may, but need not, be a member of the Benefits Committee.

__________________________
End of Article VIII

ARTICLE IX
OTHER BENEFIT PLANS OF THE COMPANY

9.1    Other Plans

Nothing contained in this Plan will prevent a Participant prior to his death, or his Spouse or other Beneficiary after his death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of the Company or an Affiliate, or which would otherwise be payable or distributable to him, his surviving Spouse or Beneficiary under any plan or policy of the Company or an Affiliate or otherwise. Nothing in this Plan will be construed as preventing the Company or any of its Affiliates from establishing any other or different plans providing for current or deferred compensation for employees. Unless specifically provided otherwise in any plan of the Company intended to "qualify" under section 401 of the Code, Compensation deferrals made under this Plan will not constitute earnings or compensation for purposes of determining contributions or benefits under such qualified plan.

____________________
End of Article IX

ARTICLE X
MISCELLANEOUS

10.1    Amendment

The Compensation Committee may, by resolution, in its absolute discretion, from time to time, amend, any or all of the provisions of the Plan. In addition, the Benefits Committee may amend the Plan to comply with changes in the law or to implement administrative or design changes that will not materially increase the cost of the Plan to the Company. No such amendment may adversely impact the amount of benefits a Participant has accrued under the Plan at such time except to the extent required by applicable law.
10.2    Termination

The Compensation Committee may, by resolution, in its absolute discretion, terminate the Plan in whole or part at any time; provided, that no such termination may adversely impact the amount of benefits a Participant has accrued under the Plan at such time except to the extent required by applicable law. Any termination of the Plan will comply with the provisions of section 409A of the Code as set forth in this Section 10.2.
The Plan may be terminated and liquidated under the following circumstances:

(a)
Corporate Dissolution or Bankruptcy. The Compensation Committee may terminate and liquidate the Plan within twelve (12) months of a corporate dissolution taxed under section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the amounts deferred under the Plan are included in Participants; gross incomes in the latest of the following years (or if earlier, the taxable year in which the amount is actually or constructively received):

(i)	The calendar year in which the Plan termination and liquidation occurs.

(ii)	The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture.

(iii)	The first calendar year in which the payment is administratively practicable.

(b)
Change in Control. The Compensation Committee may terminate and liquidate the Plan within the thirty (30) days preceding or the twelve (12) months following a change in control event, as defined in Treasury Regulation section 1.409A-3(i)(5)), provided that all plans or arrangements that would be aggregated with the Plan under section 409A of the Code are also terminated and liquidated with respect to each Participant that experienced the change in control event so that under the terms of the Plan and all such arrangements the Participant is required to receive all amounts of compensation deferred under such arrangements within twelve (12) months of the termination of the Plan or arrangement, as applicable. In the case of a change of control event which constitutes a sale of assets, the termination of the Plan pursuant to this Section 10.2(b) may be made with respect to the Employer that is primarily liable immediately after the change of control transaction for the payment of benefits under the Plan.

(c)
Termination of Plan. The Compensation Committee may terminate and liquidate the Plan provided that (i) the termination and liquidation does not occur by reason of a downturn of the financial health of the Company or an Employer, (ii) all plans or arrangements that would be aggregated with the Plan under section 409A of the

Code are also terminated and liquidated, (iii) no payments in liquidation of the Plan are made within twelve (12) months of the date of termination of the Plan other than payments that would be made in the ordinary course operation of the Plan, (iv) all payments are made within twenty-four (24) months of the date the Plan is terminated and (v) the Company or the Employer, as applicable depending on whether the Plan is terminated with respect to such entity, do not adopt a new plan that would be aggregated with the Plan within three (3) years of the date of the termination of the Plan.

10.3    Nonguarantee of Employment

Nothing contained in this Plan will be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.
10.4    Indemnification

The Company will indemnify each of its Compensation Committee members and Benefits Committee members against any and all claims, loss, damages, expense (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member's official capacity, except when due to such Compensation Committee or Benefits Committee's member's own gross negligence or willful misconduct.
10.5    Withholding

The Employer or its designee will withhold from any benefit payments made under this Plan, the required amounts of federal, state or local income or other applicable taxes.
10.6    Expenses

The Employer will pay all costs and expenses incurred in operating and administering the Plan. Such costs and expenses will be paid by the Employer from its general assets or the Rabbi Trust.
__________________
End of Article X

IN WITNESS WHEREOF, the Company has executed this Plan as of this 16th day of June, 2014.
HEALTHSOUTH CORPORATION

By: /s/ Cheryl B. Levy
Its: Chief Human Resources Officer

APPENDIX A
SERVICE CREDITING

Participant Vesting for Certain Acquisitions or Business Transactions
An individual who becomes an Employee of the Employer or an Affiliate and a Participant in the Plan in connection with an acquisition (either stock, partnership interest or assets) or a similar business transaction (such as an outsourcing or employee leasing arrangement) will be given credit for his prior service with the seller, outsourcing entity or leasing company, as applicable, for vesting purposes under the Plan if the terms of the acquisition agreement, business transaction documents or an action of the Employer or an Affiliate so provides. This prior vesting service credit applies with respect to the following acquisitions and business transactions:

Acquisition or Transaction	Effective Date

No further action except amending this schedule under Appendix A by the Daily Administrator will be necessary to reflect prior service granted to employees of acquired entities or groups by the Company.
This Appendix A may be updated from time to time without the need for formal amendment to the Plan in which case an updated appendix A will be attached hereto.

A-1

APPENDIX B

DOMESTIC PARTNER GUIDELINES FOR THE
HEALTHSOUTH CORPORATION GROUP LIFE, AD&D, DISABILITY AND MEDICAL PLAN
AND THE HEALTHSOUTH CORPORATION RETIREMENT INVESTMENT PLAN

HealthSouth Corporation ("HealthSouth") adopts this Domestic Partner Guidelines (the "Guidelines") to extend group health, dental and vision coverage under the HealthSouth Corporation Group Life, AD&D, Disability and Medical Plan (the "Group Health Plan" or "GHP") to the "Domestic Partner" (as defined below) of an eligible employee1. of HealthSouth ("Employee") and to the children of a Domestic Partner up to age 26.
The Guidelines also provide that a participant’s Domestic Partner will be the default beneficiary for purposes of the HealthSouth Corporation Retirement Investment Plan (the "401(k) Plan") and the HealthSouth Corporation Nonqualified 401(k) Plan (the “Nonqualified 401(k) Plan”) in situations where the participant dies without designating a beneficiary in accordance with the requirements of the 401(k) Plan and the Nonqualified 401(k) Plan.
The applicable requirements of the Guidelines are outlined below. Together, the GHP, the 401(k) Plan and the Nonqualified 401(k) Plan are referred to herein as the "Plans".
PART A - DOMESTIC PARTNERSHIP DEFINED

A Domestic Partnership is defined as follows:

For purposes of the Plans, a domestic partner consists of an eligible Employee and one other person of the same or opposite sex (a "Domestic Partner").
A Domestic Partnership must satisfy the following requirements:
Each partner must be the other's sole domestic partner and must intend to remain so indefinitely. The partners must have an exclusive mutual commitment similar to that of marriage and:

(a)	Each partner must be at least 18 years of age or, if lower, the age at which a person may be legally married in the state in which the partners share the same permanent address;

(b)	The partners must share the same permanent residence and have done so for at least 12 months;

(c)	The partners cannot be related by blood to a degree that would prohibit marriage;

(d)	The partners cannot be legally married to each other or anyone else or in a domestic partnership with another individual nor have had another domestic partner within the prior six months;

(e)	The partners must share the same permanent address and must be able to provide their driver’s licenses listing the common address;

(f)	The partners must share joint financial responsibility for basic living expenses, including food, shelter and coverage expenses;

(g)	The partners must each be mentally competent to consent to contract; and

(h)	The partners must be financially interdependent, demonstrated by at least two of the following:
_______________________
1 Employee eligibility requirements are set forth in the Plan.

i.	Ownership of a joint bank account; ownership of a joint credit account; or evidence of joint obligation on a loan;

ii.    Common ownership of a motor vehicle;

iii.	Joint ownership of a residence; or evidence of a joint mortgage or lease;

iv.    Evidence of common household expenses, e.g. utility, phone;

v.     Execution of wills naming each other as executor and/or beneficiary;

vi.    Granting each other durable powers of attorney; or

vii.	Designation of each other as beneficiary under a retirement benefit account.

Notwithstanding the foregoing, the Plans will recognize an individual as a Domestic Partner of an Employee if the Domestic Partnership has been registered with any state or local government registry recognizing domestic partnerships and the Domestic Partnership meets the requirements of such registry or if the domestic partners have entered into a legal civil union in any state recognizing such civil union.2
Dependent Children of Domestic Partners include the following individuals:

For purposes of the GHP, children of a Domestic Partner ("Dependent Children") are eligible for coverage under any GHP that provides dependent coverage when they are:
(a)    A "child" as defined in the GHP (e.g., a natural child of the Domestic Partner, step child of the Domestic Partner or adopted child of the Domestic Partner);

(b)    Unmarried; and

(c)    Under the age of 26.

Obtaining Domestic Partner Coverage:

In order to obtain Domestic Partner status for purposes of the Plans, the Employee and Domestic Partner must complete and file with Human Resources, the Affidavit Declaring Domestic Partnership (the “Affidavit”), attached hereto. For purposes of the GHP, such Affidavit must be filed at annual enrollment. For purposes of the 401(k) Plan and the Nonqualified 401(k) Plan, such Affidavit may be filed at any time. However, if the Affidavit is not filed during an annual enrollment period, GHP coverage for the Domestic Partner will not begin until after the next annual enrollment period, unless the Domestic Partner loses other group health coverage during the plan year and is entitled to a mid-year entry under the plan’s HIPAA special enrollment provisions that apply in the case of a loss of other group health coverage. Note, due to federal law, a same sex Domestic Partner may not be enrolled in a GHP mid-year under the HIPAA special enrollment provisions that apply in the case of acquisition of dependent. Likewise, mid-year enrollment of a same sex Domestic Partner as a “change in status” (as defined in the GHP) is also not permitted by federal law. In the case of an opposite sex Domestic Partner, mid-year enrollment on account of an acquisition of dependent or as a “change in status” is only possible if the Domestic Partner qualifies as the Employee’s Spouse under state law.
_______________________
2 Individuals who have entered into a marriage that is legally recognized in the state in which such marriage took place will be treated as “Spouses” under the Plan and not as “Domestic Partners” pursuant to this Policy.

To the extent that the Domestic Partner has Dependent Children, such children may be enrolled pursuant to the terms of the GHP at the same time the Domestic Partner is enrolled; provided, the children satisfy the definition of Dependent Children above. Dependent Children may also be entitled to mid-year enrollment under the plan’s HIPAA special enrollment provisions that apply in the case of acquisition of a child or a loss of other group health coverage. Dependent Children may also be entitled to mid-year enrollment on account of a “change in status.”
Termination of a Domestic Partnership:

(a)
Each Employee with a Domestic Partner has an obligation to notify “change in status”, by filing the Declaration of Termination of Domestic Partnership (attached hereto), if there is any change in the Domestic Partnership status as attested to in the Affidavit that would terminate such partnership (such as the death of a Domestic Partner, a change in residence of one partner, termination of the relationship, etc.). The Employee must notify Human Resources within thirty-one (31) days of such change in the Domestic Partnership for purposes of the GHP.

(b)
Upon termination of the Domestic Partnership, the GHP coverage of the Domestic Partner who is not an employee as well as coverage of any Dependent Children of such Domestic Partner will cease, unless the Dependent Children continue to satisfy the definition of Dependent Children under the GHP (i.e., are unmarried and under the age of 26). Termination of such coverage (obtained as a result of completion of the Declaration of Termination of Domestic Partnership) will be effective on the date the relationship ends as indicated on such form.

(c)
In the event a Domestic Partnership is terminated for reasons other than death of a Domestic Partner, an Employee cannot re-enroll for Domestic Partnership coverage under the GHP until six months from the date the Domestic Partnership ended.[3]

(d)
A Domestic Partner will no longer be the Participant’s default beneficiary under the 401(k) Plan and the Nonqualified 401(k) Plan following the filing of a Declaration of Termination of Domestic Partnership.

COBRA coverage upon termination of Domestic Partnership:

(a)
Domestic Partner. Under federal law, COBRA is only available to qualifying employees and their qualifying spouses and dependent children. Thus, under the law a Domestic Partner may not elect COBRA in his or her own right. However, an Employee on COBRA may add a Domestic Partner to the GHP in the same manner as is permitted for active employees. In the event an Employee who is a COBRA beneficiary dies or becomes Medicare entitled, or the Domestic Partnership is terminated, the Employee’s Domestic Partner (or former Domestic Partner) may not make an election under the GHP pursuant to COBRA as a second qualifying event.

(b)
Dependent Children. If dependent coverage of the Dependent Child of the Domestic Partner ends under the GHP because such a child or children cease to satisfy the definition of Dependent Children under such plan, such children will be eligible to elect COBRA.

_______________________
3 In the event the Domestic Partnership ends because the partners become legally married, then the same sex spouse may be covered under the Plan as a Spouse.

PART B - TAX CONSEQUENCES OF GHP COVERAGE

Possible Tax Implications of Domestic Partner:

There may be federal income tax implications associated with providing coverage under the GHP to Domestic Partners (i.e., if the Domestic Partner does not qualify as your dependent under section 152 of the Internal Revenue Code (determined without regard to sections 152(b)(1), (b)(2), and (d)(1)(B))4, the fair market value of the Domestic Partner coverage will be includible in your income as wages for federal income tax purposes). Similar tax implications apply for state income tax purposes. However, GHP coverage provided to your Domestic Partner may qualify for exclusion from income for state income tax purposes based on state law. Exemption from state income tax is often conditioned on the relationship being registered or the parties having entered into a civil union or marriage. It is your responsibility to determine the requirements of your state. The Employee and Domestic Partner should consult with their tax advisor prior to making a declaration of Domestic Partnership.
In addition, an Employee may not obtain reimbursement for medical expenses incurred by the Domestic Partner under the Health Care Flexible Spending Account Program unless the Domestic Partner qualifies as the Employee’s federal tax dependent as described above.5 The same rules regarding the after-tax treatment of the cost of coverage and premiums under the Plan and the reimbursement of medical expenses under the health care flexible spending account will also apply to the Domestic Partner’s Dependent Child(ren) unless such Dependent Child(ren) are adopted by the Employee. The Employee and Domestic Partner should consult with their tax advisor prior to making a declaration of Domestic Partnership.
Proof of Tax-Qualified Status of Domestic Partnership:

Domestic Partner coverage under the GHP (including coverage of the Domestic Partner’s Child(ren)) will be provided on an after-tax basis for both federal and state income tax purposes unless the Employee certifies on the Affidavit Declaring Domestic Partnership Status that such coverage may be provided on a pre-tax basis for federal or state (or both) income tax purposes. The Employee will be required to provide proof of dependent status by submitting a copy of his or her redacted tax return or similar documentation.
PART C- CONSEQUENCES OF COVERAGE ON 401(k) PLAN AND NONQUALIFIED 401(k) PLAN DEFAULT BENEFICIARY
For purposes of the 401(k) Plan and the Nonqualified 401(k) Plan, a Domestic Partner will be the default death beneficiary for an Employee’s account balances under the 401(k) Plan and the Nonqualified 401(k) Plan if the Employee has not completed a beneficiary designation in accordance with the policies and procedures under such plan at the time of the Employee’s death. Any beneficiary designation made by the Employee under the 401(k) Plan and the Nonqualified 401(k) Plan is revoked upon the execution of the Affidavit. A Domestic Partner will cease to be such default beneficiary upon the filing of a Declaration of Termination of Domestic Partnership with HealthSouth.

_______________________
4 This generally requires that the Domestic Partner receive over half his or support from the Employee and be a member of the Employee’s household.
5 The income of the Domestic Partner who is not the Employee’s federal tax dependent may not be taken into account in determining the maximum contributions by the Employee to the Dependent Care Flexible Spending Account Program and funds may not be used for the care of the Domestic Partner if he or she is incapable of caring for himself or herself.

HEALTHSOUTH CORPORATION
Return this Form to Human Resources
AFFIDAVIT DECLARING DOMESTIC PARTNER STATUS
We, _______________________, (the "Employee") and _____________________, (the "Domestic Partner"), are "Domestic Partners" within the meaning of the HealthSouth Corporation Domestic Partner Benefit Guidelines (the "Guidelines"). Capitalized terms not defined in this Affidavit Declaring Domestic Partner Status (this "Affidavit") will have the meaning set forth in the Guidelines. We execute this Affidavit as of the date set forth below as part of the requirements for (i) coverage of the Domestic Partner under the medical, dental and vision coverages under the HealthSouth Corporation Group Life, AD&D, Disability and Medical Plan (the "GHP") provided by HealthSouth or one of its affiliates ("HealthSouth") and (ii) recognition of the Domestic Partner as the default beneficiary for the Employee’s accounts under the HealthSouth Corporation Retirement Income Plan (the "401(k) Plan") and the HealthSouth Corporation Nonqualified 401(k) Plan ( the “Nonqualified 401(k) Plan”), in accordance with the terms set forth in the Guidelines. We hereby certify as follows:

1.
We acknowledge that we have read and understand the Guidelines, which summarize the eligibility criteria, termination provisions, available benefits, employee responsibilities, taxation, and notification requirements pertaining to Domestic Partner status.

2.	We declare that we meet the eligibility requirements for Domestic Partner status as set forth below: [Check a., b. and c. below as applicable]

____ a.	We are currently registered as domestic partners with a state or local government (and we meet the requirements of such registry);

____ b.	We have entered into a legally binding civil union; or

____ c.	We meet the alternative criteria for establishing Domestic Partner status as set forth below:

i.	We are both at least 18 years of age or, if lower, the age at which a person may be legally married in the state in which the partners share the same permanent address;

ii.	We have lived together for at least the last 12 consecutive months prior to the date of this Affidavit;

iii.	The Employee has not had another person enrolled as a Domestic Partner or as a Spouse in any benefit program offered by HealthSouth in the six months prior to the date on this Affidavit;

iv.	Neither of us is legally married to another person;

v.	We are not related by blood or adoption to a degree that would prohibit marriage in our state of residence;

vi.	The Domestic Partner is not eligible for GHP coverage as an employee or as a retiree in any benefit program offered by HealthSouth.

vii.	We share the same permanent address and each has a driver’s license listing the common address;

viii.	We share joint financial responsibility for basic living expenses, including food, shelter and coverage expenses;

ix.	We each are mentally competent to consent to contract; and

x.	We are financially interdependent, demonstrated by at least two of the following: [Check at least two items below as applicable]

____ A.	Ownership of a joint bank account; ownership of a joint credit account; or evidence of joint obligation on a loan;

____ B.	Common ownership of a motor vehicle;

____ C.	Joint ownership of a residence; or evidence of a joint mortgage or lease;

____ D.	Evidence of common household expenses, e.g. utility, phone;

____ E.	Execution of wills naming each other as executor and/or beneficiary;

____ F.	Granting each other durable powers of attorney; or

____ G.	Designation of each other as beneficiary under a retirement benefit account.

3.
We acknowledge that the Plan Administrator reserves the right, at its discretion, to require that we supply copies of appropriate documentation supporting any of the certifications made in this Affidavit, including certification of Domestic Partner status, Dependent Children status or federal tax dependent status.

4.
We understand that obtaining Domestic Partner recognition and coverage and the execution of this Affidavit may affect our liability to each other, to taxing authorities, and to third parties. We understand that we should consult with our respective tax and/or legal advisors regarding these and other potential consequences, and we acknowledge that we have been advised to do so.

5.
We understand that HealthSouth may take disciplinary action against us if we misrepresent or falsify any of the information in this Affidavit. Disciplinary action may include termination of employment by HealthSouth and appropriate legal action, such as reimbursement of HealthSouth for the contributions and benefits that were improperly obtained and costs incurred related to such misrepresentation or falsification.

6.
We acknowledge that we have read and understand this Affidavit and that all information set forth in this Affidavit is true and correct. We further acknowledge that HealthSouth will rely on this Affidavit and that HealthSouth will not be liable for a false or inaccurate Affidavit.

(Declarations Relating Solely to GHP)

7.	We seek to obtain Domestic Partner coverage in the following GHP plans or programs offered by HealthSouth: [Check below as applicable]

__ Medical Benefit Program
__ Dental Benefit Program
__ Vision Benefit Program
We understand that HealthSouth is not legally required to offer the GHP to Domestic Partners and that due to insurer or other constraints, Domestic Partner coverage may not be available under all health programs offered by HealthSouth.

8.	We seek to obtain coverage for the Dependent Children of the Domestic Partner in the following GHP plans or programs offered by HealthSouth: [Check below as applicable]

__ Medical Benefit Program
__ Dental Benefit Program
__ Vision Benefit Program
We understand that HealthSouth is not legally required to offer the GHP to Dependent Children of Domestic Partners and that due to insurer or other constraints, Dependent Children of Domestic Partner coverage may not be available under all health programs offered by HealthSouth.

9.	We understand the GHP coverage for the Domestic Partner and the Dependent Children of Domestic Partners (as applicable) will not take effect until the dates set forth in the Guidelines.

10.
We further understand that the benefits under the GHP will be provided to the Domestic Partner on an after-tax basis for federal income tax purposes unless the Domestic Partner qualifies as a dependent (within the meaning of section 152 (without regard to sections 152(b)(1), (b)(2), or (d)(1)(B)) of the Internal Revenue Code such that benefits under the GHP may be provided on a pre-tax basis for purposes of federal law. We hereby certify that the Domestic Partner ___ is ___ is not (select one) the Employee’s federal tax dependent within the meaning of Code section 152 (determined without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)).

11.
We further understand that the benefits under the GHP will be provided on an after-tax basis for state income tax purposes, unless such benefits qualify for pre-tax payment or an income tax exclusion under state tax law. We hereby certify that we ___ are___ are not (select one) eligible to pay for Domestic Partner health benefits on a pre-tax basis for state tax purposes.

12.
We, understand that the benefits under the GHP for the Domestic Partner’s Child(ren) who do not qualify as the Employee’s Child(ren) as defined under the Plan will be provided on an after-tax basis for federal and state law purposes. I certify that we ___ are ___ are not (select one) eligible to pay for the Domestic Partner’s children’s health benefits on a pre-tax basis for __ federal and/or __ state tax (select as appropriate) purposes.

13.
We agree that each year during the annual open enrollment period, or at such time as there is a material change in GHP benefits (or at other times, at the discretion of the Plan Administrator), we will certify to the status of the Domestic Partner (and any enrolled Dependent Children of the Domestic Partner).

14.
We agree to notify HealthSouth within 31 days after the termination of the Domestic Partner relationship for any reason, including death. We understand that, except in cases of death, the Employee will not be eligible to cover another Domestic Partner under the GHP or recognize until six months after notification to HealthSouth of termination of this Domestic Partner relationship.

(Declaration Relating to 401(k) Plan and Nonqualified 401(k) Plan)

15.
We acknowledge that solely for purposes of the 401(k) Plan and the Nonqualified 401(k) Plan, pursuant to this Affidavit, the Domestic Partner will be the default death beneficiary for the Employee’s account balances under the 401(k) Plan and the Nonqualified 401(k) Plan if the Employee has not completed a beneficiary designation in accordance with the policies and procedures under the 401(k) Plan at the time of the Employee’s death. We further acknowledge that this Affidavit revokes any beneficiary designation made by the Employee under the 401(k) Plan before this Affidavit is signed. We further acknowledge that the Domestic Partner will cease to be such default beneficiary upon the filing of a Declaration of Termination of Domestic Partnership with HealthSouth.

EMPLOYEE:	DOMESTIC PARTNER:
Signed: _________________	Signed: _____________
Printed Name: ____________	Printed Name: ______________
Date: ___________________	Date: _____________________

Subscribed and sworn to me this ______day of ____________, 20____. Witness my hand and official seal. _________________________________ [Seal] My Commission expires: Notary Public:	Subscribed and sworn to me this ______day of ____________, 20____. Witness my hand and official seal. ______________________________ [Seal] My Commission expires: Notary Public:

Return this Form to Human Resources

HEALTHSOUTH CORPORATION
Return this Form to Human Resources
DECLARATION OF TERMINATION OF DOMESTIC PARTNERSHIP FORM

I, _______________________________ (the "Employee"), certify and declare that _____________________ (the "Former Domestic Partner") and I are no longer domestic partners as of __/__/__ (the "Termination Date").
I understand that medical, dental and vision coverage under the HealthSouth Corporation Group Life, AD&D, Disability and Medical Plan (the "GHP") for the Former Domestic Partner (and Dependent Children of the Former Domestic Partner) will terminate effective as of the Termination Date.
I further understand that the Former Domestic Partner Domestic Partner will cease to be my default beneficiary under the under the HealthSouth Retirement Income Plan (the "401(k) Plan") and the HealthSouth Nonqualified 401(k) Plan (the “Nonqualified 401(k) Plan”) as of the Termination Date.

1.	I make and file this Declaration of Termination of Domestic Partnership in order to cancel the Affidavit Declaring Domestic Partnership filed with HealthSouth on __/__/__.

2.	Termination of the Affidavit Declaring Domestic Partnership is due to: [Check below as applicable]
__ Termination of domestic partnership
__ No longer jointly responsible for each other's common welfare and living expenses
__ Death of domestic partner
I understand that with respect to the GHP another Affidavit Declaring Domestic Partnership cannot be filed until six months from the date the relationship ends (as indicated above) except with respect to death of my Former Domestic Partner.
In the event that termination of this relationship is not due to the death of my Former Domestic Partner, I will mail my Former Domestic Partner a copy of this notice to the following address:
___________________________________
___________________________________
___________________________________
(Former Domestic Partner new address)
I affirm, under penalty of perjury, that the above statements are true and correct.

____________________________	____/_____/____	___/_____/____
Signature of Employee	Date of Birth	Date
____________________________
Printed Name

Return this Form to Human Resources